EXHIBIT 23.2
                                  ------------

                          INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Registration Statement of Criticare Systems, Inc. on Form S-1 of our report dated August 20, 1998, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated August 20, 1998 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

     We  also  consent  to  the  reference  to  us  under the headings "Selected
Consolidated  Financial  Data"  and  "Experts"  in  such  Prospectus.


/s/  Deloitte  &  Touche  LLP

Milwaukee,  Wisconsin
March  21,  2000